PHH Mortgage
[PHH Logo]
4001 Leadenhall Road
Mt. Laurel, NJ 08054
February 28, 2008
Re: Supplemental Servicer Compliance Statement
Attention: Aurora Loan Services
Deal Name: see Schedule A
PHH Investor code: see Schedule A
Dear Sir and/or Madame:
This statement of compliance is being provided in accordance with Item 1123 of
Regulation AB. The Undersigned hereby states that:
1. I am an authorized officer of PHH Mortgage Corporation (the "Servicer");
2.
A review of the Servicer's activities during the period from January 1, 2007 through December 31, 2007 (the "Reporting Period") and its performance under the Agreement has been made under my supervision; and
3.
To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the
Reporting Period,
By: /s/ Mark J. Hinkle
Name: Marc J. Hinkle
Title: Vice President
Schedule A
PHH Investor ID Deal name
279 SASCO 2007-GEL2
528 SASCO 2006-RF2
538 LMT 2006-6
581 SARM 2006-4
583 LMT 2007-10
589 SARM 2006-9
592 SASCO 2007-SC1
593 LXS 2006-15
601 SARM 2006-10
602 LMT 2006-7
617 SASCO 2006-GEL4
661 LXS 2006-19
669 LMT 2006-8
676 SARM 2006-12
698 LMT 2007-5
755 SARM 2006-5
805 LMT 2006-02
807 SARM 2006-3
852 SARM 2007-3
891 SASCO 2007-RF2
912 LMT 2007-9
920 LMT 2007-6
928 SASCO 2006-GEL2
966 SASCO 2006-GEL1